UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2007

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Yahoo! Master Agreement. In a press release dated August 9, 2007, Marchex, Inc., a Delaware corporation (“Marchex”) announced it has entered into a new master agreement with Yahoo! Inc. (“Yahoo”) providing for the distribution of Yahoo paid search results within the Marchex network of Web sites. The new master agreement extends through June 30, 2009. The new master agreement also terminates and supersedes the prior agreement among the parties entered into in February 2005. A press release announcing the new master agreement was filed as Exhibit 99.1 to this Current Report on Form 8-K.

Agreement to Acquire VoiceStar. In a press release dated August 9, 2007, Marchex announced it has signed a definitive agreement (the “Merger Agreement”) to acquire privately held VoiceStar, Inc. (www.voicestar.com), a company operating in the call-based advertising market (“VoiceStar”). The anticipated purchase price (including debt being assumed) is approximately $12,900,000 in cash and Marchex will also issue approximately $7,100,000 of restricted Class B common stock that is subject to vesting over two-and-one half years from closing to certain employees of VoiceStar (the “Restricted Equity Consideration”).

The Merger Agreement contains customary representations and warranties and requires the VoiceStar Shareholders to indemnify Marchex for certain liabilities arising under the Merger Agreement, subject to certain limitations and conditions. At the closing, Marchex will deposit into escrow for a period of one year from the closing an amount of cash equal to $1,135,000 to partially secure the indemnification and other obligations under the Merger Agreement of the VoiceStar shareholders. The closing of the transaction is contingent on customary closing conditions. Marchex has also agreed to file a registration statement to register the shares of Restricted Equity Consideration on Form S-3. The transaction is currently expected to close on or before October 1, 2007.

Marchex currently anticipates investing approximately $8,000,000 in VoiceStar relating to products, infrastructure, human resources and other items through 2008.

A press release announcing the transaction was filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On August 9, 2007, Marchex is issuing a press release and holding a conference call regarding its financial results for the quarter ended June 30, 2007 (the “Earnings Release”). The full text of the Earnings Release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information in this Item 2.02 (including Exhibit 99.3) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Marchex is referencing non-GAAP financial information in both the Earnings Release and on the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached Earnings Release. Disclosures regarding definitions of these financial measures used by Marchex and why Marchex’s management believes these financial measures provide useful information to investors is also included in the Earnings Release.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosures made in response to Item 1.01 above are incorporated herein by reference.

The issuance of Restricted Equity Consideration will be made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, as set forth in Section 4(2) thereof on the basis that the offer and sale of the shares does not involve a public offering. No underwriters were involved in this transaction.

Item 7.01 Regulation FD Disclosure

The information in this Item 7.01 (including Exhibit 99.4) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On August 9, 2007, Marchex is issuing a press release announcing the appointment of Bill Day as Marchex’s Chief Media Officer. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.4 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 9, 2007.
99.2	Press Release dated August 9, 2007.
99.3	Earnings Release dated August 9, 2007.
99.4	Press Release dated August 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2007	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 9, 2007.
99.2	Press Release dated August 9, 2007.
99.3	Earnings Release dated August 9, 2007.
99.4	Press Release dated August 9, 2007.